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                                                                     Exhibit 3.1


                           FIFTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NET.GENESIS CORP.
           (Originally incorporated under the name net.Genesis Corp.)

        net.Genesis Corp. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the Corporation is net.Genesis Corp. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 6, 1994. A Certificate of Correction was filed with the Secretary of the State of the State of Delaware on June 1, 1994. Certificates of Amendment were filed with the Secretary of State of the State of Delaware on May 25, 1995, July 19, 1995 and November 14, 1995. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 17, 1996. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 10, 1997. Certificates of Amendment were filed with the Secretary of State of the State of Delaware on October 30, 1997 and May 27, 1998. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State on June 24, 1998. A Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State on December 30, 1998.

        2. This Fifth Amended and Restated Certificate of Incorporation restates and further amends the Fourth Amended and Restated Certificate of Incorporation of the Corporation.

        3. This Fifth Amended and Restated Certificate of Incorporation has been duly proposed by the directors and adopted by the stockholders in the manner and by the vote prescribed by Sections 228 and 242 and has been duly adopted pursuant to Section 245 of the General Corporation Law of Delaware.

        4. The text of the Fourth Amended and Restated Certificate of Incorporation is therefore further amended and restated in its entirety hereby to read as herein set forth:

        FIRST: The name of the Corporation is net.Genesis Corp.
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        SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 41,686,887 shares, $.001 par value, which shall consist of Common Stock and four classes of Preferred Stock as follows:

         Common Stock, $.001 par value
           ("Common Stock")                          -        24,000,000 shares

         Series A Convertible Preferred
           Stock, $.001 par value
           ("Series A Preferred Stock")              -        925,430 shares

         Series B Convertible Preferred
           Stock, $0.001 par value
           ("Series B Preferred Stock")              -        776,718 shares

         Series C Convertible Preferred
           Stock, $0.001 par value
           ("Series C Preferred Stock")              -        3,000,000 shares

         Series D Convertible Preferred
           Stock, $0.001 par value
           ("Series D Preferred Stock")              -        5,900,000 shares

         Series E Convertible Preferred
           Stock, $0.001 par value
           ("Series E Preferred Stock")              -        279,739 shares

         Series F Convertible Preferred
           Stock, $0.001 par value
           ("Series F Preferred Stock")              -        6,805,000 shares


         The Series A Preferred Stock shall consist of three subseries as follows:

         Series A-1 Convertible Preferred
           Stock
           ("Series A-1 Preferred Stock")            -        200,000 shares

         Series A-2 Convertible Preferred
           Stock
           ("Series A-2 Preferred Stock")            -        101,430 shares

         Series A-3 Convertible Preferred
           Stock
           ("Series A-3 Preferred Stock")            -        624,000 shares

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     The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred
Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are collectively referred to herein as the "Preferred Stock."

     Effective as of October 31, 1997, the shares of Common Stock of the Corporation, (the "Old Common Stock"), and the shares of Preferred Stock of the Corporation (the "Old Preferred Stock") issued and outstanding or held in the treasury of the Corporation immediately prior to such time, were combined, reclassified and changed into fully paid and nonassessable shares of Common Stock, par value $0.001 per share (the "New Common Stock") or Preferred Stock, par value $.001 per share (the "New Preferred Stock"), respectively, in the ratio of 0.2 share of New Common Stock or New Preferred Stock to one share of Old Common Stock or Old Preferred Stock.

     The rights, preferences, privileges and restrictions granted to and imposed upon the various classes and series of stock of the Corporation are as follows:

A.   PREFERRED STOCK.

     1.   Voting Rights.

          (a) Except as otherwise expressly provided in the Fifth Amended and Restated Certificate of Incorporation of the Corporation, or as required by law, the holders of shares of Preferred Stock shall vote together with the Common Stock and all other classes and series of stock of the Corporation entitled to vote together with the Common Stock as a single class on all actions to be taken by the shareholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the largest number of whole shares of Common Stock into which such shares of Preferred Stock could be converted, pursuant to the provisions of paragraph 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

          (b) Special Series B Preferred Stock Voting Rights. The consent of the holders of at least sixty (60%) percent (or such greater number as may then be required by law) of all of the shares of Series B Preferred Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for the purpose or by consent in lieu thereof, at which the holders of shares of Series B Preferred Stock shall vote together as a separate class, shall be necessary (i) for authorizing, effecting or validating any amendment to the Fifth Amended and Restated Certificate of Incorporation or by-laws of the Corporation which (x) creates any new class of shares having rights, preferences or privileges senior to or on a parity with the Series B Preferred Stock, (y) alters or changes the rights, preferences or privileges of the Series B Preferred Stock in a material and adverse manner or (z) increases the authorized number of shares of Series B Preferred Stock, or (ii) for any action by the Corporation to (aa) increase the size of the Board of Directors beyond seven directors, (bb) authorize the payment of any dividends on the


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     Common Stock or (cc) authorize or approve the sale of all or substantially all of the Company's assets (whether now owned or hereafter acquired) to any person, firm or entity, or any merger or consolidation of this Corporation to or with any other corporation or other entity (other than a merger in which the Corporation is the surviving corporation and not more than forty (40%) percent of the voting stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting stock immediately prior to such merger), except for a sale or other disposition of assets or a merger in which the net consideration per share received in cash or in fair market value, as determined in good faith by the Board of Directors, of shares of stock tradable without restriction within 120 days after the effective date of such transaction, by the holders of the Series B Preferred Stock is not less than two (2) times the Original Purchase Price of the Series B Preferred Stock, as defined in paragraph 4(d) hereof (subject to equitable adjustment in the event of any stock dividend, stock split, reclassification of shares or similar event affecting or relating to the Series B Preferred Stock or the Common Stock issued upon the conversion thereof) (a "Qualified Merger").

          (c) Special Series C Preferred Stock Voting Rights. The consent of the holders of at least sixty (60%) percent (or such greater number as may then be required by law) of all of the shares of Series C Preferred Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for the purpose or by consent in lieu thereof, at which the holders of shares of Series C Preferred Stock shall vote together as a separate class, shall be necessary (i) for authorizing, effecting or validating any amendment to the Fifth Amended and Restated Certificate of Incorporation or by-laws of the Corporation which (x) creates any new class of shares having rights, preferences or privileges senior to or on a parity with the Series C Preferred Stock, (y) alters or changes the rights, preferences or privileges of the Series C Preferred Stock in a material and adverse manner or (z) increases the authorized number of shares of Series C Preferred Stock, or (ii) for any action by the Corporation to (aa) increase the size of the Board of Directors beyond seven directors, (bb) authorize the payment of any dividends on the Common Stock or (cc) authorize or approve the sale of all or substantially all of the Company's assets (whether now owned or hereafter acquired) to any person, firm or entity, or any merger or consolidation of this Corporation to or with any other corporation or other entity (other than a merger in which the Corporation is the surviving corporation and not more than forty (40%) percent of the voting stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting stock immediately prior to such merger), except for a sale or other disposition of assets or a merger in which the net consideration per share received in cash or in fair market value, as determined in good faith by the Board of Directors, of shares of stock tradable without restriction within 120 days after the effective date of such transaction, by the holders of the Series C Preferred Stock is not less than three (3) times the Original Purchase Price of the Series C Preferred Stock, as defined in paragraph 4(d) hereof (subject to equitable adjustment in the event of any stock dividend, stock split, reclassification of shares or similar event affecting or relating to the Series C Preferred Stock or the Common Stock issued upon the conversion thereof).

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          (d) Special Series D Preferred Stock Voting Rights. The consent of the holders of at least sixty (60%) percent (or such greater number as may then be required by law) of all of the shares of Series D Preferred Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for the purpose or by consent in lieu thereof, at which the holders of shares of Series D Preferred Stock shall vote together as a separate class, shall be necessary (i) for authorizing, effecting or validating any amendment to the Fifth Amended and Restated Certificate of Incorporation or by-laws of the Corporation which (x) creates any new class of shares having rights, preferences or privileges senior to or on a parity with the Series
     D Preferred Stock, (y) alters or changes the rights, preferences or privileges of the Series D Preferred Stock in a material and adverse manner or (z) increases the authorized number of shares of Series D Preferred Stock, or (ii) for any action by the Corporation to (aa) increase the size of the Board of Directors beyond seven directors, (bb) authorize the payment of any dividends on the Common Stock, (cc) repurchase any shares of Common Stock except from employees or consultants upon termination of employment or (dd) authorize or approve the sale of all or substantially all of the Company's assets (whether now owned or hereafter acquired) to any person, firm or entity, or any merger or consolidation of this Corporation to or with any other corporation or other entity (other than a merger in which the Corporation is the surviving corporation and not more than forty (40%) percent of the voting stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting stock immediately prior to such merger), except for a sale or other disposition of assets or a merger in which the net consideration per share received in cash or in fair market value, as determined in good faith by the Board of Directors, of shares of stock tradable without restriction within 120 days after the effective date of such transaction, by the holders of the Series
     D Preferred Stock is not less than three (3) times the Original Purchase Price of the Series D Preferred Stock, as defined in paragraph 4(d) hereof (subject to equitable adjustment in the event of any stock dividend, stock split, reclassification of shares or similar event affecting or relating to the Series D Preferred Stock or the Common Stock issued upon the conversion thereof).

          (e) Special Series F Preferred Stock Voting Rights. The consent of the holders of at least sixty (60%) percent (or such greater number as may then be required by law) of all of the shares of Series F Preferred Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for the purpose or by consent in lieu thereof, at which the holders of shares of Series F Preferred Stock shall vote together as a separate class, shall be necessary (i) for authorizing, effecting or validating any amendment to the Fifth Amended and Restated Certificate of Incorporation or by-laws of the Corporation which (x) creates any new class of shares having rights, preferences or privileges senior to or on a parity with the Series F Preferred Stock, (y) alters or changes the rights, preferences or privileges of the Series F Preferred Stock in a material and adverse manner or (z) changes the authorized number of shares of Series F Preferred Stock, or (ii) for any action by the Corporation to (aa) increase the size of the Board of Directors beyond seven directors, (bb) authorize the payment of any dividends on the Common Stock, (cc) repurchase any shares of Common Stock except from employees or


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     consultants upon termination of employment (dd) repurchase any shares of
     Preferred Stock except pursuant to Section 6 of the Fifth Amended and Restated Certificate of Incorporation or (ee) authorize or approve any reorganization or recapitalization of this Corporation, the sale of all or substantially all of the Company's assets (whether now owned or hereafter acquired) to any person, firm or entity, or any merger or consolidation of this Corporation to or with any other corporation or other entity (other than a merger in which the Corporation is the surviving corporation and not more than forty (40%) percent of the voting stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting stock immediately prior to such merger), except for a sale or other disposition of assets or a merger in which the net consideration per share received in cash or in fair market value, as determined in good faith by the Board of Directors, of shares of stock tradable without restriction within 120 days after the effective date of such transaction, by the holders of the Series F Preferred Stock is not less than three (3) times the Original Purchase Price of the Series F Preferred Stock, as defined in paragraph 4(d) hereof (subject to equitable adjustment in the event of any stock dividend, stock split, reclassification of shares or similar event affecting or relating to the Series F Preferred Stock or the Common Stock issued upon the conversion thereof).

          (f) Amendment to Series E Preferred Stock Generally. The consent of the holders of at least fifty-one (51%) percent (or such greater number as may then be required by law) of all of the shares of the Series E Preferred Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for the purpose, or by consent in lieu thereof, at which the holders of shares of Series E Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating any amendment to the charter or by-laws of the Corporation which (A) alters or changes the rights, preferences or privileges of the Series E Preferred Stock generally and in a material and adverse manner or (B) increases the authorized number of shares of Series E Preferred Stock.

          (g) Amendment to Series A Preferred Stock Generally. The consent of the holders of at least fifty-one (51%) percent (or such greater number as may then be required by law) of all of the shares of the Series A Preferred Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for the purpose, or by consent in lieu thereof, at which the holders of shares of Series A Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating any amendment to the charter or by-laws of the Corporation which (A) alters or changes the rights, preferences or privileges of the Series A Preferred Stock generally and in a material and adverse manner or (B) increases the authorized number of shares of Series A Preferred Stock generally but not the authorized number of shares of a specific series or subseries of Series A Preferred Stock or (C) creates any new class of shares having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock generally.

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          (h) Amendment to a Specific Series or Subseries of Series A Preferred
     Stock. The consent of the holders of at least fifty-one (51%) percent (or such greater number as may then be required by law) of all of the shares of a series or subseries of Series A Preferred Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for the purpose, or by consent in lieu thereof, at which the holders of shares of such series or subseries of Series A Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating any amendment to the charter or by-laws of the Corporation which (A) alters or changes the rights, preferences or privileges of that specific series or subseries of the Series A Preferred Stock or (B) increases the authorized number of shares of such series or subseries of Series A Preferred Stock or
     (C) creates any new class of shares having rights, preferences or privileges senior to or on a parity with such series or subseries of Series A Preferred Stock. Where one of the foregoing actions affects the rights and preferences of the Series A Preferred Stock generally, the provisions of subparagraph (g) shall apply instead of the provisions of this subparagraph (h).

     2. No Impairment of Rights. The Corporation will not, by amendment of the Fifth Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (i) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (ii) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Preferred Stock under the terms hereof from time to time outstanding.

     3. Dividend Rights. No cash dividends shall be declared or set aside for any shares of Preferred Stock except as follows:

          (a) From and after the date of the original issuance of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (with respect to each Series, its "Original Issuance Date"), the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (for purposes of this paragraph 3, collectively, the "Dividend Stock") shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of 7% per annum, of the Original Purchase Price (with respect to each Series of Dividend Stock, its "Accruing Dividend"). Each respective Accruing Dividend shall accrue, from each respective Original Issuance Date, from day to day, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been paid or declared and a sum sufficient for


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     the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution (other than litigation) shall be paid on or declared and set apart for any other class or series of capital stock of the Corporation (other than stock dividend payable in Common Stock or other securities of the Corporation); provided, however, that the Corporation shall be under no obligation to pay any such Accruing Dividend except (i) until and when so declared by the Board of Directors, or (ii) upon any redemption of any Dividend Stock in accordance with the provisions of paragraph 6 below;

          (b) In the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable in additional shares of Common Stock) payable upon the then outstanding shares of the Common Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends, per share of Preferred Stock, as would have been payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock held by each holder thereof if such Preferred Stock had been converted to Common Stock pursuant to the provisions of paragraph 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends; and

          (c) In the event the Board of Directors of the Corporation shall declare a dividend payable upon any class or series of capital stock of the Corporation other than Common Stock (other than a dividend payable in additional shares of such class or series of capital stock), the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Dividend Stock, payable at the same time as such dividend on such other class or series of capital stock in an amount equal to (i) in the case of any series or class convertible into Common Stock, that dividend, per share of Dividend Stock, as would equal the dividend payable on such other class or series determined as if all such shares of such class or series had been converted to Common Stock and all shares of Dividend Stock have been converted to Common Stock on the record date for the determination of holders entitled to receive such dividend or (ii) if such class or series of capital stock is not convertible into Common Stock, at a rate per share of Dividend Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by the Original Purchase Price.

     4. Liquidation Rights.

          (a) In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, before any payment shall be made or any assets distributed to the holders of Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or any other class or series of stock which ranks on liquidations with respect to the right to receive payments upon liquidation junior to the Series F Preferred Stock, the holders of record of shares of the Series F Preferred Stock shall be entitled to


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     receive, out of the assets of the Corporation legally available therefor, an amount equal to the Original Purchase Price per outstanding share of Series F Preferred Stock, plus an amount equal to any declared and unpaid dividends thereon, up to and including the date of payment (other than the Accruing Dividend (unless actually declared by the Board)). Such total amount to be paid to the holders of the Series F Preferred Stock is referred to as the "Series F Liquidation Amount". For the purposes hereof, the Common Stock, the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall rank on liquidation junior to the Series F Preferred Stock with respect to the right to receive payments upon liquidation. If the funds available upon liquidation are insufficient to satisfy in full the Series F Liquidation Amount, the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series F Preferred Stock based on the respective percentages to which they are entitled of the total Series F Liquidation Amount.

          (b) After payment in full of the Series F Liquidation Amount, before any payment shall be made or any assets distributed to the holders of Common Stock, the Series A Preferred Stock, Series B Preferred Stock or any other class or series of stock which ranks on liquidations with respect to the right to receive payments upon liquidation junior to the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the holders of record of shares of the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount equal to the Original Purchase Price per outstanding share of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, plus an amount equal to any declared and unpaid dividends thereon, up to and including the date of payment (other than the Accruing Dividend (unless actually declared by the Board)). The aggregate of such amounts to be paid to the holders of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is referred to as the "Preferred Liquidation Amount". For the purposes hereof, the Common Stock, the Series A Preferred Stock and Series B Preferred Stock shall rank on liquidation junior to the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock with respect to the right to receive payments upon liquidation. If the funds available upon liquidation after full satisfaction of the Series F Liquidation Amount are insufficient to satisfy in full the Preferred Liquidation Amount, the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock based on the respective percentages to which they are entitled of the total Preferred Liquidation Amount.

          (c) After payment in full of the Series F Liquidation Amount and the Preferred Liquidation Amount, before any payment shall be made or any assets distributed to the holders of Common Stock, the Series A Preferred Stock or any other class or series of stock which ranks on liquidations with respect to the right to receive payments upon liquidation junior to the Series B Preferred Stock, the holders of record of shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the



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
     Corporation legally available therefor, an amount equal to the Original Purchase Price per outstanding share of Series B Preferred Stock, plus an amount equal to any declared and unpaid dividends thereon, up to and including the date of payment (other than the Accruing Dividend (unless actually declared by the Board)). The aggregate of such amounts to be paid to the holders of the Series B Preferred Stock is referred to as the "Series B Liquidation Amount". For the purposes hereof, the Common Stock and the Series A Preferred Stock shall rank on liquidation junior to the Series B Preferred Stock with respect to the right to receive payments upon liquidation. If the funds available upon liquidation after full satisfaction of the Series F Liquidation Amount and the Preferred Liquidation Amount are insufficient to satisfy in full the Series B Liquidation Amount, the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series B Preferred Stock based on the number of shares held by each.

          (d) After payment in full of the Series F Liquidation Amount, the Preferred Liquidation Amount and the Series B Liquidation Amount, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of stock which ranks on liquidation with respect to the right to receive payments upon liquidation junior to the Series A Preferred Stock, the holders of record of shares of each subseries of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount equal to the applicable Original Purchase Price for such subseries of Series A Preferred Stock, per outstanding share of Series A Preferred Stock, plus an amount equal to any declared and unpaid dividends thereon, up to and including the date of payment. The aggregate of such amounts to be paid to the holders of the Series A Preferred Stock is referred to as the "Series A Liquidation Amount". For the purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Preferred Stock with respect to the right to receive payments upon liquidation. If the funds available upon liquidation, after full satisfaction of the the Series F Liquidation Amount, the Preferred Liquidation Amount and the Series B Liquidation Amount, are insufficient to satisfy in full the Series A Liquidation Amount, the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of each subseries of the Series A Preferred Stock in proportion to the product of
     (x) the applicable Original Purchase Price of each subseries and (y) the number of shares of such subseries then outstanding, and the amount so distributed to each subseries shall be allocated ratably among holders of stock of such subseries ratably in proportion to the number of shares of stock of such subseries then outstanding.

          (e) For purposes hereof, the Original Purchase Prices for the Preferred Stock are as follows:

               Series A-1 Preferred Stock  $ 0.25

               Series A-2 Preferred Stock  $ 1.3805

               Series A-3 Preferred Stock  $ 2.50

               Series B Preferred Stock    $ 5.15

               Series C Preferred Stock    $ 0.50

               Series D Preferred Stock    $ 1.20

               Series E Preferred Stock    $ 1.841

               Series F Preferred Stock    $ 3.32


          The amounts above reflect the five-for-one reverse stock split effective October 31, 1997.

          (f) Upon any such liquidation, dissolution or winding up of the Corporation, upon completion of the distributions required by subsections
     (a) through (d) of this Section 4, all of the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series F Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series F Preferred Stock into Common Stock).

          (g) Notwithstanding anything to the contrary in this Section 4, if the amount which each holder of Series F Preferred Stock would be entitled to receive in connection with a liquidation, dissolution or winding up of the corporation pursuant to its right to participate with the Common Stock as set forth in subsection (f) of this Section 4 (and determined as if such holder were not entitled to receive the Series F Liquidation Amount pursuant to subsection (a)) equals or exceeds $5.81 per share of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), then the holders of shares of Series F Preferred Stock shall not be entitled to the payment of the Series F Liquidation Amount pursuant to subsection (a) of this Section 4.

          (h) The reorganization, merger or consolidation of the Corporation into or with another corporation (other than a reorganization or merger in which the Corporation is the surviving corporation and which will not result in more than forty percent (40%) of the capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger), or sale, conveyance or transfer of all or substantially all of the assets of the Corporation, or of more than eighty percent (80%) of the outstanding shares of capital stock of the corporation (except for a Qualified Merger, as defined in Section 1(e)) shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 4, unless the holders of (i) at least sixty (60%) percent of the then outstanding shares of Preferred Stock, voting as a single class, and (ii) 60% of the holders of the Series F Preferred Stock, voting as a separate class, elect otherwise by giving notice to the Corporation at the earlier of twenty (20) days after delivery of notice or five (5) days before the effective date of such event. If no such notice is given, such event shall be deemed to be a liquidation, dissolution or winding up for purposes of this paragraph 4(h) and the provisions of paragraph 5(n) shall not apply. The amount deemed distributed in connection with a transaction referred to in this paragraph 4(h) shall be the cash or the value of the property, rights or other securities distributable by the acquiring person, firm or other entity as part of such transaction. Wherever a distribution provided for in this paragraph 4 is payable in property other than in cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

     5. Conversion Rights. The holders of the Preferred Stock shall have the following conversion rights:

          (a) Conversion.

               (i) General. Subject to and in compliance with the provisions of this paragraph 5, any shares of the Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the nearest smaller whole share) of Common Stock (except that upon any liquidation of the Corporation, the right of conversion of the Preferred Stock, and upon redemption of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, the right of conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, shall terminate at the close of business on the last business day next preceding the date fixed for payment of the amount distributable on such shares). The number of shares of Common Stock to which a holder of Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in paragraph 5(c)) by the number of shares of Preferred Stock being converted.

               (ii) Conversion Upon Qualified Public Offering. All outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or a transfer agent designated by the Corporation into the number of shares of Common Stock into which such Preferred Stock is convertible pursuant to paragraph 5(a) hereof, immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which Common Stock is sold at a public offering price per share of not less than $6.64 and in which the aggregate net proceeds are at least $20,000,000 (a "Qualified Public Offering"). Notice of any such Qualified Public Offering must be delivered to each holder of Preferred Stock at least thirty (30) days in advance of the proposed closing date for such Qualified Public Offering. As soon as practicable following the automatic conversion of the Preferred Stock as a result of a Qualified Public Offering the Corporation will give each holder written notice of such conversion.

               (iii) Conversion of Series A Preferred Stock. All outstanding shares of each subseries of Series A Preferred Stock shall be automatically converted into the number of shares of Common Stock into which such subseries of Series A Preferred Stock is then convertible pursuant to paragraph 5(a) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock if there are at any time outstanding, with respect to the Series A-1 Preferred Stock, from and after such time that less than 100,000 shares of Series A-1 Preferred Stock are issued and outstanding, with respect to the Series A-2 Preferred Stock, from and after such time that less than 50,513 shares of Series A-2 Preferred Stock are issued and outstanding, and with respect to the Series A-3 Preferred Stock, from and after such time that less than 200,000 shares of Series A-3 Preferred Stock are issued and outstanding. The numbers of the shares set forth above reflect the one-for-five reverse stock split of October 30, 1997 and shall be adjusted for stock dividends, combinations, splits, etc. Notice hereof shall be given by the Corporation to the holders of Series A Preferred Stock within thirty
          (30) days of such vote or consent. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date the vote is taken.

               (iv) Voluntary Conversion. All outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, upon the vote or written consent of the holders of at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, each voting as a separate class only with respect to the conversion of said class of Shares (each share of such Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock being entitled to a single vote), shall be automatically converted into the number of shares of Common Stock into which such Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is convertible pursuant to paragraph 5(a) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock. Notice hereof shall be given by the Company to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock within thirty (30) days of such vote or consent. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or it no such date is specified, the date the vote is taken.

          (b) Conversion Procedures. Upon the occurrence of the conversion specified in paragraph 5(a) hereof, each holder of such Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent designated by the Corporation. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation (with surety if requested) from any loss incurred by it in connection therewith.

          (c) Applicable Conversion Rate. The conversion rate in effect at any time (the "Applicable Conversion Rate") for any series or subseries of Preferred Stock shall be the quotient obtained by dividing the Original Purchase Price for such series or subseries by the Applicable Conversion Value for such series or subseries, calculated as provided in paragraph 5(d).

          (d) Applicable Conversion Value. The Applicable Conversion Value in effect from time to time shall be the Original Purchase Price, as adjusted from time to time in accordance with paragraph 5(e) or 5(f) hereof.

          (e) Adjustments to the Applicable Conversion Value for Series A Preferred Stock.

               (i) Issues of Stock. If the Corporation shall, prior to October 3, 1996, issue any shares of its Common Stock (other than Excluded Stock, as defined in this paragraph 5(e), and other than Common Stock issued as a dividend or other distribution payable in respect of Common Stock, or any Preferred Stock) for a consideration per share which is less than the Applicable Conversion Value of a series or subseries of Series A Preferred Stock in effect immediately prior to such issue, the Applicable Conversion Value for such series or subseries of Series A Preferred Stock shall be reduced to the price per share at which such additional shares of stock are issued. No such adjustment shall be made in an amount less than $.001, but any such amount shall be carried forward and shall be given effect in connection with the next subsequent adjustment. For purposes of this clause, the following provisions shall be applicable:

                    (A) Convertible Securities, Options and Rights. If the
               Corporation shall issue any stock, warrant, security, obligation, option or other right which directly or indirectly may be converted, exchanged for or satisfied in shares of Common Stock, other than Excluded Stock, the maximum total number of shares of Common Stock issuable upon such conversion, exchange or other exercise of such securities or rights thereof thereupon shall be deemed to have been issued and to be outstanding, and the consideration received by the Corporation therefor shall be deemed to include the sum of the consideration received for the issue of such securities or rights and the minimum additional consideration payable upon such conversion, exchange or other exercise of such securities or rights. No further adjustment shall be made for the actual issuance of Common Stock upon such conversion, exchange or other exercise of any such securities or rights. If the provisions of any such securities or rights with respect to purchase price of shares purchasable shall change or expire, any adjustment previously made hereunder therefor shall be readjusted to such as would have obtained on the basis of securities or rights as modified by such change or expiration.

                    (B) Consideration. In case the Corporation shall issue
               shares of its Common Stock for a consideration wholly or partly other than cash, the amount of consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation.

                    (C) Record Dates. For purposes of this paragraph 5(e), in
               case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, or (y) to subscribe for or purchase Common Stock, that such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (D) Treasury Stock. The number of shares of Common Stock
               outstanding at any given time shall include shares owned or held by, or for the account of the Corporation, and the disposition of any such shares so owned or held shall not be considered an issue of Common Stock.

               (ii) Excluded Stock. The term "Excluded Stock" shall mean (x) shares of Common Stock issued by the Corporation upon conversion of any shares of Preferred Stock and (y) shares of Common Stock which may be issued by the Corporation from time to time to employees of or consultants to the Corporation pursuant to option or restricted stock plans or grants duly adopted or approved by the Corporation's Board of Directors.

               (iii) Common Stock. The term "Common Stock," as used in this paragraph 5(e) shall include any class of capital stock of the Corporation, now or hereafter authorized, other than the Preferred Stock, the right of which to share in distributions either of earnings or assets of the Corporation is without limit as to any amount or percentage.

          (f) Adjustments to the Applicable Conversion Value for Series B Preferred Stock.

               (i) General.

                    (A) Sale or Issuance of Common Stock. If the Corporation
               shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value for the Series B Convertible Preferred Stock (the "Series B Preferred Stock Applicable Conversion Value") in effect immediately prior to such issuance or sale, then upon each such issuance or sale, except as hereinafter provided, such Series B Preferred Stock Applicable Conversion Value shall be lowered so as to be equal to an amount determined by multiplying the Series B Preferred Stock Applicable Conversion Value by a fraction:

                         (x) the numerator of which shall be (1) the number of
                    shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (2) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series B Preferred Stock Applicable Conversion Value in effect immediately prior to such issuance, and

                         (y) the denominator of which shall be (1) the number of
                    shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (2) the number of such additional shares of Common Stock so issued;

               provided, however, in no event will any adjustment be made to the extent it would result in any shares of Common Stock being issued for an amount which is less than the par value of such shares and that no adjustment shall be made in the Series B Preferred Stock Applicable Conversion Value arising from the sale and issuance of
               (i) the Series C Preferred Stock, if (I) holders of Series A Preferred Stock and Common Stock purchase at least 4,000,000 shares of Series C Preferred Stock (prior to the one-for-five reverse stock split effective in October 31, 1997) or (II) holders of at least sixty (60%) percent of the outstanding shares of Series B Preferred Stock consent to the waiver of the Series B anti-dilution rights set forth in this paragraph 5, (ii) the Series D Preferred Stock, (iii) the Series E Preferred Stock or warrants to purchase the Series E Preferred Stock or (iv) the Series F Preferred Stock.

                    (B) Sale or Issuance of Warrants, Options or Purchase Rights
               with Respect to Common Stock. For the purposes of this paragraph 5(f)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for any such Common Stock shall be less than the Series B Preferred Stock Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights or convertible or exchangeable securities at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Preferred Stock Applicable Conversion Value shall be made under this paragraph 5(f)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. No adjustment of the Series B Preferred Stock Applicable Conversion Value shall be made upon the sale or issuance of (i) the Series C Preferred Stock, if (I) holders of Series A Preferred Stock and Common Stock purchase at least 4,000,000 shares of Series C Preferred Stock prior to the one-for-five reverse stock split effective October 31, 1997) or
               (II) holders of at least sixty (60%) percent of the outstanding shares of Series B Preferred Stock consent to the waiver of the Series B anti-dilution rights set forth in this paragraph 5, (ii) the Series D Preferred Stock, (iii) the Series E Preferred Stock or warrants to purchase the Series E Preferred Stock or (iv) the Series F Preferred Stock. Any adjustment of the Series B Preferred Stock Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Series B Preferred Stock Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series B Preferred Stock Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Series B Preferred Stock Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

               For purposes of this paragraph 5(f)(i)(B), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                         (x) The "Net Consideration Per Share" shall mean the
                    amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                         (y) The "Net Consideration Per Share" which may be
                    received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

                    (C) Consideration: Non-Cash Property. For purposes of this paragraph 5(f)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this paragraph 5(f)(i) consists of property other than cash, the Board of Directors of the Corporation shall in its good faith discretion value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.

                    This paragraph 5(f)(i) shall not apply and no adjustment in the Series B Preferred Stock Applicable Conversion Value shall be made hereunder under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in paragraph 5(j).

                    (D) Exceptions. Notwithstanding the foregoing, the following provisions shall apply with respect to the adjustment of the Series B Preferred Stock Applicable Conversion Value pursuant to paragraph 5(f)(i)(A):

                         In the event any entity holding shares of Series B
                    Preferred Stock does not participate in a Financing (as defined below) by purchasing its full Basic Amount (as defined below), then paragraph 5(f)(i)(A) shall not apply to any shares of Series B Preferred Stock held by such holder (the "Applicable Shares," as defined below) and all such Applicable Shares of Series B Preferred Stock held by such holder shall, simultaneous with and effective immediately prior to such Financing, automatically be converted into an equal number of shares of a new series of Series B Preferred Stock, such new series to be designated Series B-1, Series B-2, Series B-3 and so on depending upon the order in which such series is created. All new series of Series B Preferred Stock shall be identical in all respects to the Series B Preferred Stock (including the right to any previously effective adjustment to the Series B Preferred Stock Applicable Conversion Value), except that none of the provisions of paragraph 5(f)(i)(A) shall thereafter apply to such new series. Each holder of Applicable Shares of Series B Preferred Stock that have been converted into a new series pursuant to this paragraph 5(f)(i)(D) shall immediately upon written notice from the Corporation surrender to the Corporation at its principal office all certificates for such Series B Preferred Stock, and the Corporation shall thereupon deliver to such holder a certificate for such shares of such new series of Series B Preferred Stock. For the purposes of this paragraph 5(f)(i)(D), a holder's "Basic Amount" of a Financing shall be its pro-rata share of such Financing, subject to proportional reduction by the Board of Directors of the Corporation if the Corporation elects to add additional investors in such Financing, such pro rata share to be determined based on the number of shares of Series B Preferred Stock held by each holder of Series B Preferred Stock to the number of shares of Series B Preferred Stock held by all holders of Series B Preferred Stock, and a "Financing" shall mean any transaction, designated as a "Financing" by the Board of Directors of the Corporation, pursuant to which the Corporation shall issue any shares of Common Stock, or other securities convertible into, exchangeable or exercisable for shares of Common Stock, for cash or cash equivalent consideration; however a Financing does not include the issuance of any shares of Common Stock or other securities of the Corporation, or options to purchase shares of Common Stock or other securities of the Corporation, issued pursuant to any stock option or stock purchase plans to the Corporation's employees, officers, directors or consultants. "Applicable Shares" shall mean that percentage of shares of Series B Preferred Stock held by such holders prior to the Financing which is equal to the percentage, if any, of the Basic Amount which such holder does not purchase in the Financing. As an example only: If a holder of Series B Preferred Stock purchases only 75% of its Basic Amount of a Financing, and thereby does not purchase 25% of such Basic Amount, then the Applicable Shares of Series B Preferred Stock held by such holder which will be converted to a new series of Series B Preferred Stock, will be 25% of the number of such shares of Series B Preferred Stock held by such holder immediately prior to such Financing.

               (ii) Certain Issues of Common Stock Excepted. Anything in paragraph 5(f)(i) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series B Preferred Stock Applicable Conversion Value as set forth in paragraph 5(f)(i), in the case of (x) the issuance of any shares of Common Stock upon conversion of any shares of Preferred Stock, (y) the issuance of, or grant of options to purchase shares of Common Stock to employees, consultants, directors or other contributors as determined by the Board of Directors pursuant to the Corporation's 1995 Incentive Stock Option Plan, as amended from time to time, or the issuance of shares of Common Stock upon the exercise of any such options to officers, directors, employees of or consultants to the Corporation, or (z) the issuance of 1,035,000 shares of Common Stock to Larry Bohn in connection with his employment as President and Chief Executive Officer of the Company.

          (g) Adjustments to the Applicable Conversion Value for Series C Preferred Stock.

               (i) General.

                    (A) Sale or Issuance of Common Stock. If the Corporation
               shall, while there are any shares of Series C Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value for the Series C Convertible Preferred Stock (the "Series C Preferred Stock Applicable Conversion Value") in effect immediately prior to such issuance or sale, then upon each such issuance or sale, except as hereinafter provided, such Series C Preferred Stock Applicable Conversion Value shall be lowered so as to be equal to an amount determined by multiplying the Series C Preferred Stock Applicable Conversion Value by a fraction:

                         (x) the numerator of which shall be (1) the number of
                    shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (2) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series C Preferred Stock Applicable Conversion Value in effect immediately prior to such issuance, and

                         (y) the denominator of which shall be (1) the number of
                    shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (2) the number of such additional shares of Common Stock so issued;

               provided, however, in no event will any adjustment be made to the extent it would result in any shares of Common Stock being issued for an amount which is less than the par value of such shares.

                    (B) Sale or Issuance of Warrants, Options or Purchase Rights
               with Respect to Common Stock. For the purposes of this paragraph 5(g)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for any such Common Stock shall be less than the Series C Preferred Stock Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights or convertible or exchangeable securities at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series C Preferred Stock Applicable Conversion Value shall be made under this paragraph 5(g)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Series C Preferred Stock Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Series C Preferred Stock Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series C Preferred Stock Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Series C Preferred Stock Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

               For purposes of this paragraph 5(g)(i)(B), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                         (x) The "Net Consideration Per Share" shall mean the
                    amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                         (y) The "Net Consideration Per Share" which may be
                    received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

               (C) Consideration: Non-Cash Property. For purposes of this paragraph 5(g)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this paragraph 5(g)(i) consists of property other than cash, the Board of Directors of the Corporation shall in its good faith discretion value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.

               This paragraph 5(g)(i) shall not apply and no adjustment in the Series C Preferred Stock Applicable Conversion Value shall be made hereunder under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in paragraph 5(j).

               (D) Exceptions. Notwithstanding the foregoing, the following provisions shall apply with respect to the adjustment of the Series C Preferred Stock Applicable Conversion Value pursuant to paragraph 5(g)(i)(A):

                    In the event any entity holding shares of Series C Preferred
               Stock does not participate in a Financing (as defined below) by purchasing its full Basic Amount (as defined below), then paragraph 5(g)(i)(A) shall not apply to any shares of Series C Preferred Stock held by such holder (the "Applicable Shares," as defined below) and all such Applicable Shares of Series C Preferred Stock held by such holder shall, simultaneous with and effective immediately prior to such financing, automatically be converted into an equal number of shares of a new series of Series C Preferred Stock, such new series to be designated Series C-1, Series C-2, Series C-3 and so on depending upon the order in which such series is created. All new series of Series C Preferred Stock shall be identical in all respects to the Series C Preferred Stock (including the right to any previously effective adjustment to the Series C Preferred Stock Applicable Conversion Value), except that none of the provisions of paragraph 5(g)(i)(A) shall thereafter apply to such new series. Each holder of Applicable Shares of Series C Preferred Stock that have been converted into a new series pursuant to this paragraph 5(g)(i)(D) shall immediately upon written notice from the Corporation surrender to the Corporation at its principal office all certificates for such Series C Preferred Stock, and the Corporation shall thereupon deliver to such holder a certificate for such shares of such new series of Series C Preferred Stock. For the purposes of this paragraph 5(g)(i)(D), a holder's "Basic Amount" of a Financing shall be its pro-rata share of such Financing, subject to proportional reduction by the Board of Directors of the Corporation if the Corporation elects to add additional investors in such Financing, such pro rata share to be determined based on the number of shares of Series C Preferred Stock held by each holder of Series C Preferred Stock to the number of shares of Series C Preferred Stock held by all holders of Series C Preferred Stock, and a "Financing" shall mean any transaction, designated as a "Financing" by the Board of Directors of the Corporation, pursuant to which the Corporation shall issue any shares of Common Stock, or other securities convertible into, exchangeable or exercisable for shares of Common Stock, for cash or cash equivalent consideration; however a Financing does not include the issuance of any shares of Common Stock or other securities of the Corporation, or options to purchase shares of Common Stock or other securities of the Corporation, issued pursuant to any stock option or stock purchase plans to the Corporation's employees, officers, directors or consultants. "Applicable Shares" shall mean that percentage of shares of Series C Preferred Stock held by such holders prior to the Financing which is equal to the percentage, if any, of the Basic Amount which such holder does not purchase in the Financing. As an example only: If a holder of Series C Preferred Stock purchases only 75% of its Basic Amount of a Financing, and thereby does not purchase 25% of such Basic Amount, then the Applicable Shares of Series C Preferred Stock held by such holder which will be converted to a new series of Series C Preferred Stock, will be 25% of the number of such shares of Series C Preferred Stock held by such holder immediately prior to such Financing.

          (ii) Certain Issues of Common Stock Excepted. Anything in paragraph 5(g)(i) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series C Preferred Stock Applicable Conversion Value as set forth in paragraph 5(g)(i), in the case of (x) the issuance of any shares of Common Stock upon conversion of any shares of Preferred Stock, (y) the issuance of, or grant of options to purchase shares of Common Stock to employees, consultants, directors or other contributors as determined by the Board of Directors pursuant to the Corporation's 1995 Incentive Stock Option Plan, as amended from time to time, or the issuance of shares of Common Stock upon the exercise of any such options to officers, directors, employees of or consultants to the Corporation, or (z) the issuance of 1,035,000 shares of Common Stock to Larry Bohn in connection with his employment as President and Chief Executive Officer of the Company.

          (h) Adjustments to the Applicable Conversion Value for Series D Preferred Stock.

               (i) General.

                    (A) Sale or Issuance of Common Stock. If the Corporation
               shall, while there are any shares of Series D Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value for the Series D Convertible Preferred Stock (the "Series D Preferred Stock Applicable Conversion Value") in effect immediately prior to such issuance or sale, then upon each such issuance or sale, except as hereinafter provided, such Series D Preferred Stock Applicable Conversion Value shall be lowered so as to be equal to an amount determined by multiplying the Series D Preferred Stock Applicable Conversion Value by a fraction:

                         (x) the numerator of which shall be (1) the number of
                    shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (2) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series D Preferred Stock Applicable Conversion Value in effect immediately prior to such issuance, and

                         (y) the denominator of which shall be (1) the number of
                    shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (2) the number of such additional shares of Common Stock so issued;

               provided, however, in no event will any adjustment be made to the extent it would result in any shares of Common Stock being issued for an amount which is less than the par value of such shares.

                    (B) Sale or Issuance of Warrants, Options or Purchase Rights
               with Respect to Common Stock. For the purposes of this paragraph 5(h)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for any such Common Stock shall be less than the Series D Preferred Stock Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights or convertible or exchangeable securities at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series D Preferred Stock Applicable Conversion Value shall be made under this paragraph 5(h)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Series D Preferred Stock Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Series D Preferred Stock Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series D Preferred Stock Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Series D Preferred Stock Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

               For purposes of this paragraph 5(h)(i)(B), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                         (x) The "Net Consideration Per Share" shall mean the
                    amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                         (y) The "Net Consideration Per Share" which may be
                    received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

               (C) Consideration: Non-Cash Property. For purposes of this paragraph 5(h)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this paragraph 5(h)(i) consists of property other than cash, the Board of Directors of the Corporation shall in its good faith discretion value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.

               This paragraph 5(h)(i) shall not apply and no adjustment in the Series D Preferred Stock Applicable Conversion Value shall be made hereunder under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in paragraph 5(j).

               (D) Exceptions. Notwithstanding the foregoing, the following provisions shall apply with respect to the adjustment of the Series D Preferred Stock Applicable Conversion Value pursuant to paragraph 5(h)(i)(A):

                    In the event any entity holding shares of Series D Preferred
               Stock does not participate in a Financing (as defined below) by purchasing its full Basic Amount (as defined below), then paragraph 5(h)(i)(A) shall not apply to any shares of Series D Preferred Stock held by such holder (the "Applicable Shares," as defined below) and all such Applicable Shares of Series D Preferred Stock held by such holder shall, simultaneous with and effective immediately prior to such financing, automatically be converted into an equal number of shares of a new series of Series D Preferred Stock, such new series to be designated Series D-1, Series D-2, Series D-3 and so on depending upon the order in which such series is created. All new series of Series D Preferred Stock shall be identical in all respects to the Series D Preferred Stock (including the right to any previously effective adjustment to the Series D Preferred Stock Applicable Conversion Value), except that none of the provisions of paragraph 5(h)(i)(A) shall thereafter apply to such new series. Each holder of Applicable Shares of Series D Preferred Stock that have been converted into a new series pursuant to this paragraph 5(h)(i)(D) shall immediately upon written notice from the Corporation surrender to the Corporation at its principal office all certificates for such Series D Preferred Stock, and the Corporation shall thereupon deliver to such holder a certificate for such shares of such new series of Series D Preferred Stock. For the purposes of this paragraph 5(h)(i)(D), a holder's "Basic Amount" of a Financing shall be its pro-rata share of such Financing, subject to proportional reduction by the Board of Directors of the Corporation if the Corporation elects to add additional investors in such Financing, such pro rata share to be determined based on the number of shares of Series D Preferred Stock held by each holder of Series D Preferred Stock to the number of shares of Series D Preferred Stock held by all holders of Series D Preferred Stock, and a "Financing" shall mean any transaction, designated as a "Financing" by the Board of Directors of the Corporation, pursuant to which the Corporation shall issue any shares of Common Stock, or other securities convertible into, exchangeable or exercisable for shares of Common Stock, for cash or cash equivalent consideration; however a Financing does not include the issuance of any shares of Common Stock or other securities of the Corporation, or options to purchase shares of Common Stock or other securities of the Corporation, issued pursuant to any stock option or stock purchase plans to the Corporation's employees, officers, directors or consultants. "Applicable Shares" shall mean that percentage of shares of Series D Preferred Stock held by such holders prior to the Financing which is equal to the percentage, if any, of the Basic Amount which such holder does not purchase in the Financing. As an example only: If a holder of Series D Preferred Stock purchases only 75% of its Basic Amount of a Financing, and thereby does not purchase 25% of such Basic Amount, then the Applicable Shares of Series D Preferred Stock held by such holder which will be converted to a new series of Series D Preferred Stock, will be 25% of the number of such shares of Series D Preferred Stock held by such holder immediately prior to such Financing.

               (ii) Certain Issues of Common Stock Excepted. Anything in paragraph 5(h)(i) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series D Preferred Stock Applicable Conversion Value as set forth in paragraph 5(h)(i), in the case of (x) the issuance of any shares of Common Stock upon conversion of any shares of Preferred Stock, or (y) the issuance of, or grant of options to purchase shares of Common Stock to employees, consultants, directors or other contributors as determined by the Board of Directors pursuant to the Corporation's 1995 Incentive Stock Option Plan, as amended from time to time, or the issuance of shares of Common Stock upon the exercise of any such options to officers, directors, employees of or consultants to the Corporation.

     (i) Adjustments to the Applicable Conversion Value for Series E Preferred Stock.

          (i) General.

               (A) Sale or Issuance of Common Stock. If the Corporation shall, while there are any shares of Series E Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value for the Series E Convertible Preferred Stock (the "Series E Preferred Stock Applicable Conversion Value") in effect immediately prior to such issuance or sale, then upon each such issuance or sale, except as hereinafter provided, such Series E Preferred Stock Applicable Conversion Value shall be lowered so as to be equal to an amount determined by multiplying the Series E Preferred Stock Applicable Conversion Value by a fraction:

                    (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (2) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series E Preferred Stock Applicable Conversion Value in effect immediately prior to such issuance, and

                    (y) the denominator of which shall be (1) the number of
               shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (2) the number of such additional shares of Common Stock so issued;

          provided, however, in no event will any adjustment be made to the extent it would result in any shares of Common Stock being issued for an amount which is less than the par value of such shares.

               (B) Sale or Issuance of Warrants, Options or Purchase Rights with Respect to Common Stock. For the purposes of this paragraph 5(i)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for any such Common Stock shall be less than the Series E Preferred Stock Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights or convertible or exchangeable securities at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series E Preferred Stock Applicable Conversion Value shall be made under this paragraph 5(i)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Series E

          Preferred Stock Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Series E Preferred Stock Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series E Preferred Stock Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Series E Preferred Stock Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

          For purposes of this paragraph 5(i)(i)(B), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                         (x) The "Net Consideration Per Share" shall mean the
                    amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                         (y) The "Net Consideration Per Share" which may be
                    received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

               (C) Consideration: Non-Cash Property. For purposes of this paragraph 5(i)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this paragraph 5(i)(i) consists of property other than cash, the Board of Directors of the Corporation shall in its good faith discretion value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.

               This paragraph 5(i)(i) shall not apply and no adjustment in the Series E Preferred Stock Applicable Conversion Value shall be made hereunder under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in paragraph 5(j).

          (ii) Certain Issues of Common Stock Excepted. Anything in paragraph 5(i)(i) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series E Preferred Stock Applicable Conversion Value as set forth in paragraph 5(i)(i), in the case of (x) the issuance of any shares of Common Stock upon conversion of any shares of Preferred Stock, or (y) the issuance of, or grant of options to purchase shares of Common Stock to employees, consultants, directors or other contributors as determined by the Board of Directors pursuant to the Corporation's 1995 Incentive Stock Option Plan, as amended from time to time (including in such number all options outstanding on the date the Fifth Amended and Restated Certificate of Incorporation becomes effective), or the issuance of shares of Common Stock upon the exercise of any such options (which number shall be equitably adjusted on the occurrence of an Extraordinary Common Stock Event, as hereinafter defined, a reclassification, reorganization or similar event affecting the Common Stock) to officers, directors, employees of or consultants to the Corporation.

     (j) Adjustments to the Applicable Conversion Value for Series F Preferred Stock.

          (i) General.

               (A) Sale or Issuance of Common Stock. If the Corporation shall, while there are any shares of Series F Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value for the Series F Convertible Preferred Stock (the "Series F Preferred Stock Applicable Conversion Value") in effect immediately prior to such issuance or sale, then upon each such issuance or sale, except as hereinafter provided, such Series F Preferred Stock Applicable Conversion Value shall be lowered so as to be equal to an amount determined by multiplying the Series F Preferred Stock Applicable Conversion Value by a fraction:

                    (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (2) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series F Preferred Stock Applicable Conversion Value in effect immediately prior to such issuance, and

                    (y) the denominator of which shall be (1) the number of
               shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (2) the number of such additional shares of Common Stock so issued;

          provided, however, in no event will any adjustment be made to the extent it would result in any shares of Common Stock being issued for an amount which is less than the par value of such shares.

               (B) Sale or Issuance of Warrants, Options or Purchase Rights with Respect to Common Stock. For the purposes of this paragraph 5(j)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for any such Common Stock shall be less than the Series F Preferred Stock Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights or convertible or exchangeable securities at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series F Preferred Stock Applicable Conversion Value shall be made under this paragraph 5(j)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Series F Preferred Stock Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Series F Preferred Stock Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series F Preferred Stock

          Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Series F Preferred Stock Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

          For purposes of this paragraph 5(j)(i)(B), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                         (x) The "Net Consideration Per Share" shall mean the
                    amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                         (y) The "Net Consideration Per Share" which may be
                    received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

                    (C) Consideration: Non-Cash Property. For purposes of this paragraph 5(j)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this paragraph 5(j)(i) consists of property other than cash, the Board of Directors of the Corporation shall in its good faith discretion value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.

                    This paragraph 5(j)(i) shall not apply and no adjustment in the Series F Preferred Stock Applicable Conversion Value shall be made hereunder under any of the circumstances which would constitute an

               Extraordinary Common Stock Event (as hereinafter defined in paragraph 5(k).

                    (D) Exceptions. Notwithstanding the foregoing, the following provisions shall apply with respect to the adjustment of the Series F Preferred Stock Applicable Conversion Value pursuant to paragraph 5(j)(i)(A):

                         In the event any entity holding shares of Series F
                    Preferred Stock does not participate in a Financing (as defined below) by purchasing its full Basic Amount (as defined below), then paragraph 5(j)(i)(A) shall not apply to any shares of Series F Preferred Stock held by such holder (the "Applicable Shares," as defined below) and all such Applicable Shares of Series F Preferred Stock held by such holder shall, simultaneous with and effective immediately prior to such financing, automatically be converted into an equal number of shares of a new series of Series F Preferred Stock, such new series to be designated Series F-1, Series F-2, Series F-3 and so on depending upon the order in which such series is created. All new series of Series F Preferred Stock shall be identical in all respects to the Series F Preferred Stock (including the right to any previously effective adjustment to the Series F Preferred Stock Applicable Conversion Value), except that none of the provisions of paragraph 5(j)(i)(A) shall thereafter apply to such new series. Each holder of Applicable Shares of Series F Preferred Stock that have been converted into a new series pursuant to this paragraph 5(h)(i)(D) shall immediately upon written notice from the Corporation surrender to the Corporation at its principal office all certificates for such Series F Preferred Stock, and the Corporation shall thereupon deliver to such holder a certificate for such shares of such new series of Series F Preferred Stock. For the purposes of this paragraph 5(j)(i)(D), a holder's "Basic Amount" of a Financing shall be its pro-rata share of such Financing, subject to proportional reduction by the Board of Directors of the Corporation if the Corporation elects to add additional investors in such Financing, such pro rata share to be determined based on the number of shares of Series F Preferred Stock held by each holder of Series F Preferred Stock to the number of shares of Series F Preferred Stock held by all holders of Series F Preferred Stock, and a "Financing" shall mean any transaction, designated as a "Financing" by the Board of Directors of the Corporation, pursuant to which the Corporation shall issue any shares of Common Stock, or other securities convertible into, exchangeable or exercisable for shares of Common Stock, for cash or cash equivalent consideration; however a Financing does not include the issuance of any shares of Common Stock or other securities of the Corporation, or options to purchase shares of Common Stock or other securities of the Corporation, issued pursuant to any stock option or stock purchase plans to the Corporation's employees, officers, directors or consultants. "Applicable Shares" shall mean that percentage of shares of Series F Preferred Stock held by such holders prior to the Financing which is equal to the percentage, if any, of the Basic Amount which such holder does not purchase in the Financing. As an example only: If a holder of Series F Preferred Stock purchases only 75% of its Basic Amount of a Financing, and thereby does not purchase 25% of such Basic Amount, then the Applicable Shares of Series F Preferred Stock held by such holder which will be converted to a new series of Series F Preferred Stock, will be 25% of the number of such shares of Series F Preferred Stock held by such holder immediately prior to such Financing.

               (ii) Certain Issues of Common Stock Excepted. Anything in paragraph 5(j)(i) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series F Preferred Stock Applicable Conversion Value as set forth in paragraph 5(j)(i), in the case of (x) the issuance of any shares of Common Stock upon conversion of any shares of Preferred Stock, or (y) the issuance of, or grant of options to purchase shares of Common Stock to employees, consultants, directors or other contributors as determined by the Board of Directors pursuant to the Corporation's 1995 Incentive Stock Option Plan, as amended from time to time, or the issuance of shares of Common Stock upon the exercise of any such options to officers, directors, employees of or consultants to the Corporation.

          (k) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for each series or subseries of Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted only under this paragraph 5(k) by multiplying the then effective Applicable Conversion Value for such series or subseries of Preferred Stock by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value for such series or subseries of Preferred Stock. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

          "Extraordinary Common Stock Event" shall mean (x) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common

     Stock, (y) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (z) combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock after October 31, 1997.

          (l) Dividends. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution provided for herein) payable in securities of the Corporation other than shares of Common Stock or in assets (excluding ordinary cash dividends paid out of retained earnings), then and in each such event, provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their shares of Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in paragraph 5(p)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph 5 with respect to the rights of the holders of the Preferred Stock.

          (m) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any series or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this paragraph 5, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph 5), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number or shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (n) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph 5 or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person (other than an event described in paragraph 4(h), unless the requisite number of holders of Preferred Stock and Series F Preferred Stock have elected not to treat such event as a liquidation for purposes of such paragraph), then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Stock shall be entitled to receive upon consummation of such transaction, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled upon consummation of such capital reorganization, merger, consolidation, or sale, provided that no such provision shall be deemed to constitute the consent of the holders of the Preferred Stock to any such transaction if such consent is required by the Fifth Amended and Restated Certificate of Incorporation of the Corporation or under applicable law.

          (o) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will furnish each holder of Preferred Stock with a certificate showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

          (p) Exercise of Conversion Privilege. To exercise his conversion privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted together with a written notice of such conversion to the Corporation at its principal office or to the transfer agent, if any, which has been designated by the Corporation. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for the conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, (i) such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this paragraph 5, and (ii) cash, as provided in paragraph 5(q), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (q) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Common Stock (as determined in good faith by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

          (r) Partial Conversion. In the event some but not all of the shares of Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

          (s) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action subject to the terms of the Corporation's Second Amended and Restated Certificate of Incorporation and applicable law as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (t) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          (u) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     6. Redemption.

          (a) The Corporation shall on or after June 30, 2004, at the written election of the holders of at least sixty (60%) percent of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, each voting as a separate class as to its own class of Preferred Stock only, delivered to the Corporation and specifying the first day on which such shares are to be redeemed, (i) redeem on the date specified by such holders one-third of all the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock as the case may be, outstanding on the date of such election and (ii) redeem on the first and second anniversaries of such date an additional one-third of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock outstanding on the date of such election (each such date being herein called a "Redemption Date" and each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock to be redeemed under this paragraph 6(a) called "Redeemable Preferred Stock").

          (b) All shares of Redeemable Preferred Stock which are to be redeemed hereunder shall remain issued and outstanding until the Redemption Price therefor has been indefeasibly paid in full in cash. If the Corporation for any reason fails to pay the Redemption Price for any shares of Redeemable Preferred Stock on or prior to the date specified in this paragraph 6, then the unpaid Redemption Price shall thereafter bear interest at the annual rate of 12%, compounded annually until paid.

          (c) The Redemption Price (the "Redemption Price") for each share of Redeemable Preferred Stock redeemed pursuant to paragraph 6 shall be the sum of the Original Purchase Price for such shares (subject to equitable adjustment in the event of any stock dividend, stock split, reclassification of shares or similar event affecting or relating to the Redeemable Preferred Stock) plus (i) the amount of the unpaid Accruing Dividend for such shares and (ii) all other declared but unpaid dividends on such shares to and including the applicable Redemption Date.

          (d) After receipt of a notice of election pursuant to paragraph 6(a) the Corporation will give written notice by mail, postage prepaid to the holders of record of Redeemable Preferred Stock to be redeemed on each Redemption Date, such notice to be addressed to each such holder at its post office address shown by the records of the Corporation, specifying the number of shares to be redeemed, the Redemption Price, and the place and Redemption Date of such redemption (which date shall not be a day on which banks in the City of Boston are required or authorized to close), and to be given at least twenty (20) days prior to the Redemption Date; provided, however, that the Corporation's failure to give such notice shall in no way affect its obligation to redeem the shares of Redeemable Preferred Stock as provided in this paragraph 6. If on or before any Redemption Date, the funds necessary for redemption of the shares of Redeemable Preferred Stock to be redeemed on such Redemption Date shall have been deposited with an independent payment agent so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Redeemable Preferred Stock to be redeemed shall not have been surrendered for cancellation, from and after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, any dividends thereon shall cease to accrue, and all rights with respect to such shares, including all conversion rights pursuant to paragraph 5 hereof, shall forthwith cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price applicable to such Redeemable Preferred Stock without interest thereon.

          (e) If the funds of the Corporation legally available for redemption of Redeemable Preferred Stock on any Redemption Date are insufficient to redeem the total number of outstanding Redeemable Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem such shares of Redeemable Preferred Stock ratably first, from holders of Series F Preferred Stock, second, from holders of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and third, from holders of Series B Preferred Stock to the extent of any funds legally available for redemption of such Redeemable Preferred Stock, according to the respective amounts which would be payable with respect to the full number of Redeemable Preferred Stock to be redeemed from them on such date (such amounts to be applied first, to redeem Series F Preferred Stock, second to redeem Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and third to redeem Series B Preferred Stock) as if all such Redeemable Preferred Stock were redeemed in full. Any shares of Redeemable Preferred Stock not redeemed shall remain outstanding. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Redeemable Preferred Stock, such funds will be used to redeem the balance of such Redeemable Preferred Stock, or such portion thereof for which funds are then available, on the basis set forth above. Any Redeemable Preferred Stock may be converted by the holder thereof to Common Stock, in accordance with the provisions of the Fifth Amended and Restated Certificate of Incorporation of the Corporation, at any time prior to the close of business on the last business day next preceding the Redemption Date.

          (f) No shares of Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such acquired Redeemable Preferred Stock shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Redeemable Preferred Stock accordingly.

          (g) Except pursuant to this paragraph 6, the Corporation shall not redeem any shares of capital stock (excepting redemptions of shares held by employees or consultants of the Corporation pursuant to agreements with such employees or consultants upon termination of their employment by, or consulting for, the Corporation) unless consented to by holders of a majority of the issued and outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock voting as a single class.

     7. Notices of Record Date. In the event of

          (a) any taking by the Corporation of a record of the holders of any series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any series or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up and (iv) the last date on which the holders of shares of Preferred Stock may convert such shares to Common Stock in conjunction with any such action. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

B.   COMMON STOCK.

     1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

     2. Voting Rights. Except as otherwise required by law or the Fifth Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

     3. Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

     4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, the holders of Common Stock shall be entitled, unless otherwise provided by law or this Fifth Amended and Restated Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

     (a) Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, the by-laws may be adopted, amended or repealed by the Board of Directors of the Corporation; and

     (b) Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the by-laws.

     SIXTH: The Corporation shall indemnify each person who, at any time, is, or shall have been, a director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article EIGHTH shall deprive any director of the Corporation of the benefit hereof with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Fifth Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, said net.Genesis Corp., has caused this certificate to be signed by Larry Bohn, President, and attested to by John D. Patterson, Jr., Assistant Secretary, this 4th day of June, 1999.



                                        By: /s/ Larry Bohn
                                            --------------------------
                                            Larry Bohn
                                            President

ATTEST:


/s/ John D. Patterson, Jr.
----------------------------------
John D. Patterson, Jr.
Assistant Secretary